Exhibit 99.01

CONTACTS:

For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2010 THIRD QUARTER RESULTS

Clinical Business Grows 40% Contributing to Record Revenue and Bottom Line Performance

SUNNYVALE, California, October 21, 2010 – Cepheid (Nasdaq: CPHD) today reported revenue for the third quarter of 2010 of $56.1 million. Net loss was $1.1 million, or $(0.02) per share, which compares to revenue of $41.6 million and a net loss of $3.8 million, or $(0.07) per share, in the third quarter of 2009.

Excluding amortization of purchased intangible assets and employee stock-based compensation expense, non-GAAP net income for the third quarter was $3.7 million, or $0.06 per share. This compares to a non-GAAP net loss of $0.1 million, or $(0.00) per share, in the third quarter of 2009.

“Cepheid continues to make solid progress on its two-pronged strategy to establish the GeneXpert® System as the molecular platform of choice while also working steadily towards sustainable profitability,” said John Bishop, Cepheid’s Chief Executive Officer. “With another record quarter of revenue and bottom line performance behind us, we continue to expect strong growth in our Healthcare Associated Infection test and critical infectious disease portfolio, while our aggressive investment in our test pipeline extends Cepheid’s addressable opportunity into women’s health, viral infectious diseases, and oncology.”

Operational Overview

•	Total product sales of $54.9 million in the third quarter of 2010, compared to $40.8 million in the third quarter of 2009. By industry, product sales were, in millions:

	Three Months Ended September 30,
	2010	2009	Change
Clinical Systems	$8.6	$5.8	47%
Clinical Reagents	33.2	24.1	38%

Total Clinical	41.8	29.9	40%

Industrial	4.7	5.0	-6%
Biothreat	7.3	4.0	83%
Partner	1.1	1.9	-41%

Total Product Sales	$54.9	$40.8	35%

•	By geography, product sales were, in millions:

	Three Months Ended September 30,
	2010	2009	Change
North America
Clinical	$33.8	$22.9	47%
Other	11.6	9.1	28%

Total North America	45.4	32.0	42%

International
Clinical	8.0	7.0	14%
Other	1.5	1.8	-17%

Total International	9.5	8.8	8%

Total Product Sales	$54.9	$40.8	35%

•

During the quarter, Cepheid installed a total of 125 GeneXpert systems and 756 modules. As of September 30, 2010, a cumulative total of 1,730 GeneXpert systems and 9,374 modules have been placed worldwide.

•	GAAP gross margin on product sales was 50% and non-GAAP gross margin on product sales was 52%, which compares to 42% and 44%, respectively, in the third quarter of 2009.

•	Cash and cash equivalents were $65.2 million as of September 30, 2010.

•	DSO was 41 days.

Business Outlook

For the fiscal year ending December 31, 2010, the company expects:

•	Total revenue to be in the range of $207 to $210 million;

•	Net loss in the range of $(0.17) to $(0.14) per share;

•	Non-GAAP net income in the range of $0.13 to $0.16 per share.

Expected non-GAAP net income excludes approximately $16.5 million related to stock-based compensation expense and approximately $2 million related to the amortization of acquired intangibles. The fully diluted non-GAAP share count for the year is expected to be approximately 64 million, higher than the expected GAAP share count of 60 million due to the dilutive effect of stock options which are excluded from fully diluted GAAP shares due to the loss.

Accessing Cepheid’s Q310 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, October 21, 2010 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 788-0538 or (857) 350-1676, and entering participant code 51795047. A replay will be available for seven days beginning at 4 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 or (617) 801-6888, with passcode 72854495.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee stock-based compensation expense and amortization of purchased intangible assets and, for the first quarter of 2009, restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718. The company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to future growth, product pipeline and timeline, product performance, future revenues and future net income or loss. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, including expenditures related to litigation, acquisitions or other transactions; the impact of acquisitions and stock-based compensation expense; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide, including the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

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CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
System sales	$12,491	$10,628	$33,216	$27,448
Reagent and disposable sales	42,386	30,170	117,491	89,498

Total product sales	54,877	40,798	150,707	116,946
Other revenues	1,178	837	3,035	4,477

Total revenues	56,055	41,635	153,742	121,423

Costs and operating expenses:
Cost of product sales	27,279	23,765	78,565	67,705
Collaboration profit sharing	2,404	1,306	5,713	6,547
Research and development	10,986	8,744	30,837	29,397
Sales and marketing	9,969	7,040	28,214	20,769
General and administrative	6,033	5,223	17,596	15,832
Gain from legal settlement	—	(243)	—	(243)
Restructuring charge	—	—	—	747

Total costs and operating expenses	56,671	45,835	160,925	140,754

Loss from operations	(616)	(4,200)	(7,183)	(19,331)
Other income (expense), net	(109)	116	(646)	647

Loss before (provision) benefit for income taxes	(725)	(4,084)	(7,829)	(18,684)
Benefit (provision) for income taxes	(397)	245	567	464

Net loss	$(1,122)	$(3,839)	$(7,262)	$(18,220)

Basic and diluted net loss per share	$(0.02)	$(0.07)	$(0.12)	$(0.31)

Shares used in computing basic and diluted net loss per share	59,987	58,335	59,476	58,075

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$65,191	$35,786
Short-term investments	—	24,931
Accounts receivable, net	25,426	23,014
Inventory	37,800	38,015
Prepaid expenses and other current assets	3,871	2,421

Total current assets	132,288	124,167
Property and equipment, net	26,261	24,021
Other non-current assets	739	495
Intangible assets	26,803	30,817
Goodwill	18,401	18,626

Total assets	$204,492	$198,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,363	$22,068
Accrued compensation	9,798	8,869
Accrued royalties	8,805	12,929
Accrued other liabilities	2,261	1,800
Current portion of deferred revenue	4,492	2,923
Current portion of note payable	1,139	108
Bank borrowing	—	14,618

Total current liabilities	49,858	63,315
Long-term portion of deferred revenue	2,257	2,279
Note payable, less current portion	3,891	732
Other liabilities	3,368	4,234

Total liabilities	59,374	70,560

Shareholders’ equity:
Common stock	285,241	273,052
Additional paid-in capital	68,792	56,408
Accumulated other comprehensive income	612	371
Accumulated deficit	(209,527)	(202,265)

Total shareholders’ equity	145,118	127,566

Total liabilities and shareholders’ equity	$204,492	$198,126

CEPHEID

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(7,262)	$(18,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,877	6,345
Amortization of intangible assets	5,220	5,117
Amortization of prepaid compensation expense	—	147
Stock-based compensation related to employees and consulting services rendered	12,314	11,031
Write-offs of other intangible assets acquired in acquisitions	25	—
Unrealized gain on auction rate securities	(1,714)	(8,490)
Unrealized loss on put option	1,844	7,900
Deferred rent	19	(5)
Changes in operating assets and liabilities:
Accounts receivable	(2,412)	(2,113)
Inventory	285	(319)
Prepaid expenses and other current assets	(790)	1,574
Other non-current assets	(244)	394
Accounts payable and other current liabilities	(2,913)	8,465
Accrued compensation	929	(646)
Deferred revenue	1,547	498

Net cash provided by operating activities	13,725	11,678

Cash flows from investing activities:
Capital expenditures	(9,261)	(7,119)
Payments for technology licenses	(1,000)	(1,500)
Cost of acquisition, net	(1,300)	(148)
Proceeds from sale of short-term investments	24,800	100
Proceeds from the sale of fixed assets	89	16
Transfer from restricted cash	—	1,500

Net cash provided by (used in) investing activities	13,328	(7,151)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	12,189	5,174
Proceeds from notes payable	4,448	—
Principal payments of notes payable	(258)	—
Principal payments of bank borrowing	(14,618)	(40)

Net cash provided by financing activities	1,761	5,134

Effect of exchange rate change on cash	591	202

Net increase in cash and cash equivalents	29,405	9,863
Cash and cash equivalents at beginning of period	35,786	23,478

Cash and cash equivalents at end of period	$65,191	$33,341

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cost of product sales	$27,279	$23,765	$78,565	$67,705
Stock compensation expense	(828)	(647)	(1,835)	(1,729)
Amortization of purchased intangible assets	(339)	(324)	(1,028)	(972)

Non-GAAP measure of cost of product sales	$26,112	$22,794	$75,702	$65,004

Gross margin on product sales per GAAP	50%	42%	48%	42%
Gross margin on product sales per non-GAAP	52%	44%	50%	44%

Operating expenses	$26,988	$21,007	$76,647	$65,998
Stock compensation expense	(3,567)	(2,709)	(10,479)	(9,177)
Amortization of purchased intangible assets	(122)	(88)	(331)	(249)

Non-GAAP measure of operating expenses	$23,299	$18,210	$65,837	$56,572

Income (loss) from operations	$(616)	$(4,200)	$(7,183)	$(19,331)
Restructuring charge	—	—	—	747
Stock compensation expense	4,395	3,356	12,314	10,906
Amortization of purchased intangible assets	461	412	1,359	1,221

Non-GAAP measure of income (loss) from operations	$4,240	$(432)	$6,490	$(6,457)

Net income (loss)	$(1,122)	$(3,839)	$(7,262)	$(18,220)
Restructuring charge	—	—	—	747
Stock compensation expense	4,395	3,356	12,314	10,906
Amortization of purchased intangible assets	461	412	1,359	1,221

Non-GAAP measure of net income (loss)	$3,734	$(71)	$6,411	$(5,346)

Basic and diluted net income (loss) per share	$(0.02)	$(0.07)	$(0.12)	$(0.31)
Restructuring charge	—	—	—	0.01
Stock compensation expense	0.07	0.06	0.21	0.19
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02

Non-GAAP measure of net income (loss)	$0.06	$(0.00)	$0.11	$(0.09)

Shares used in computing basic and diluted net income (loss) per share	59,987	58,335	59,476	58,075
Incremental shares from the assumed conversion of dilutive stock options	3,540	—	3,648	—

Shares used in computing diluted net income (loss) per share	63,527	58,335	63,124	58,075

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